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Exhibit 12.  Statement re:
Computation of Ratio of Earnings to Fixed Charges

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
                                                                 Year ended June 30,
                                     ----------------------------------------------------------------------------
                                         1996            1995            1994            1993            1992
                                     ----------------------------------------------------------------------------
                                                                (Dollars in thousands)
Inclusive of interest on deposits:
Earnings:
Pre-tax income                          28,488          24,359          21,216          21,913          17,284
Add:  Fixed charges                     93,481          73,593          69,867          74,438          87,393
      Loss on equity investments             0               0               0               0               0
Loss: Interest capitalized                (115)           (489)           (376)           (317)           (439)
                                     ----------------------------------------------------------------------------
Earnings                               121,854          97,463          90,707          96,034         104,238
                                     ============================================================================

Fixed charges:
Interest on deposits                    63,325          55,794          53,004          59,305          72,717
Interest on borrowed funds              29,896          17,573          16,690          15,006          14,583
Rent expense                               260             226             173             127              93
                                     ----------------------------------------------------------------------------
Fixed charges                           93,481          73,593          69,867          74,438          87,393
                                     ============================================================================
Ratio of earnings to fixed charges
  inclusive of interest on deposits       1.30            1.32            1.30            1.29            1.19
                                     ============================================================================

Exclusive of interest on deposits:
Earnings:
Pre-tax income                          28,488          24,359          21,216          21,913          17,284
Add:  Fixed charges                     30,156          17,799          16,863          15,133          14,676
      Loss on equity investments             0               0               0               0               0
Less: Interest capitalized                (115)           (489)           (376)           (317)           (439)
                                     ----------------------------------------------------------------------------
Earnings                                58,529          41,669          37,703          36,729          31,521
                                     ============================================================================

Fixed charges:
Interest on deposits                         0               0               0               0               0
Interest on borrowed funds              29,896          17,573          16,690          15,006          14,583
Rent expense                               260             226             173             127              93
                                     ----------------------------------------------------------------------------
Fixed charges                           30,156          17,799          16,863          15,133          14,676
                                     ============================================================================
Ratio of earnings to fixed charges
  inclusive of interest on deposits       1.94            2.34            2.24            2.43            2.15
                                     ============================================================================
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